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                                                                   EXHIBIT 10.09


                                CREDIT AGREEMENT

                            dated as of June 21, 2000

                                      among

                            CUPERTINO ELECTRIC, INC.,

                         VARIOUS FINANCIAL INSTITUTIONS,

                         UNION BANK OF CALIFORNIA, N.A.,
                     individually and as Documentation Agent

                                       and

                             BANK OF AMERICA, N.A.,
                    individually and as Administrative Agent


                                   Arranged by

                         BANC OF AMERICA SECURITIES LLC


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                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS............................................................................................       1
         1.1  Definitions........................................................................................       1
         1.2  Other Interpretive Provisions......................................................................      18

SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION
          AND LETTER OF CREDIT PROCEDURES........................................................................      19
         2.1  Commitments........................................................................................      19
                  2.1.1  Revolving Loan Commitment...............................................................      19
                  2.1.2  Term Loan Commitment....................................................................      19
                  2.1.3  L/C Commitment..........................................................................      19
         2.2  Loan Procedures....................................................................................      19
                  2.2.1  Various Types of Loans..................................................................      19
                  2.2.2  Borrowing Procedures....................................................................      19
                  2.2.3  Conversion and Continuation Procedures..................................................      20
         2.3  Letter of Credit Procedures........................................................................      21
                  2.3.1  L/C Applications........................................................................      21
                  2.3.2  Participations in Letters of Credit.....................................................      22
                  2.3.3  Reimbursement Obligations...............................................................      22
                  2.3.4  Limitation on Obligations of Issuing Lender.............................................      22
                  2.3.5  Funding by Lenders to Issuing Lender....................................................      22
                  2.3.6  Participation Obligations Unconditional.................................................      23
         2.4  Swing Line Loans...................................................................................      24
                  2.4.1  Swing Line Loans........................................................................      24
                  2.4.2  Swing Line Loan Procedures..............................................................      24
                  2.4.3  Refunding of, or Funding of Participations in, Swing Line Loans.........................      24
                  2.4.4  Repayment of Participations.............................................................      25
                  2.4.5  Participation Obligations Unconditional.................................................      25
         2.5  Commitments Several................................................................................      25
         2.6  Certain Conditions.................................................................................      26

SECTION 3 NOTES EVIDENCING LOANS.................................................................................      26
         3.1  Notes..............................................................................................      26
         3.2  Recordkeeping......................................................................................      26

SECTION 4 INTEREST...............................................................................................      26
         4.1  Interest Rates.....................................................................................      26
         4.2  Interest Payment Dates.............................................................................      27
         4.3  Setting and Notice of Eurodollar Rates.............................................................      27
         4.4  Computation of Interest............................................................................      27


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
SECTION 5 FEES...................................................................................................      27
         5.1  Non-Use Fee........................................................................................      27
         5.2  Letter of Credit Fees..............................................................................      28
         5.3  Upfront Fees.......................................................................................      28
         5.4  Administrative Agent's Fees........................................................................      28
         5.5  Arranger's Fees....................................................................................      28

SECTION 6 INCREASE, REDUCTION OR TERMINATION OF THE REVOLVING
          COMMITMENT AMOUNT; PREPAYMENTS.........................................................................      29
         6.1  Voluntary Reduction or Termination of the Revolving Commitment Amount..............................      29
         6.2  Prepayments and Mandatory Commitment Reductions....................................................      29
                  6.2.1  Voluntary Prepayments...................................................................      29
                  6.2.2  Mandatory Prepayments of Term Loans.....................................................      29
                  6.2.3  Mandatory Reductions of Revolving Commitment Amount;
                           Mandatory Prepayments of Revolving Loans..............................................      30
         6.3  All Prepayments....................................................................................      30
         6.4  All Reductions of the Revolving Commitment Amount..................................................      31
         6.5  Optional Increase..................................................................................      31

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES........................................................      33
         7.1  Making of Payments.................................................................................      33
         7.2  Application of Certain Payments....................................................................      33
         7.3  Due Date Extension.................................................................................      33
         7.4  Setoff.............................................................................................      33
         7.5  Proration of Payments..............................................................................      34
         7.6  Taxes..............................................................................................      34

SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS
                  FOR EURODOLLAR LOANS...........................................................................      35
         8.1  Increased Costs....................................................................................      35
         8.2  Basis for Determining Interest Rate Inadequate or Unfair...........................................      36
         8.3  Changes in Law Rendering Eurodollar Loans Unlawful.................................................      37
         8.4  Funding Losses.....................................................................................      37
         8.5  Right of Lenders to Fund through Other Offices.....................................................      38
         8.6  Discretion of Lenders as to Manner of Funding......................................................      38
         8.7  Mitigation of Circumstances; Replacement of Lenders................................................      38
         8.8  Conclusiveness of Statements; Survival of Provisions...............................................      39

SECTION 9 REPRESENTATIONS AND WARRANTIES.........................................................................      39
         9.1  Organization.......................................................................................      39


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
         9.2  Authorization; No Conflict.........................................................................      39
         9.3  Validity and Binding Nature........................................................................      39
         9.4  Financial Condition................................................................................      40
         9.5  No Material Adverse Change.........................................................................      40
         9.6  Litigation and Contingent Liabilities..............................................................      40
         9.7  Ownership of Properties; Liens.....................................................................      40
         9.8  Subsidiaries.......................................................................................      40
         9.9  Pension Plans......................................................................................      41
         9.10  Investment Company Act............................................................................      41
         9.11  Public Utility Holding Company Act................................................................      41
         9.12  Regulation U......................................................................................      41
         9.13  Taxes.............................................................................................      41
         9.14  Solvency, etc.....................................................................................      41
         9.15  Environmental Matters.............................................................................      42
         9.16  Insurance.........................................................................................      43
         9.17  Real Property.....................................................................................      43
         9.18  Information.......................................................................................      43
         9.19  Intellectual Property.............................................................................      44
         9.20  Burdensome Obligations............................................................................      44
         9.21  Labor Matters.....................................................................................      44
         9.22  No Default........................................................................................      44

SECTION 10 COVENANTS.............................................................................................      44
         10.1  Reports, Certificates and Other Information.......................................................      44
                  10.1.1  Annual Report..........................................................................      45
                  10.1.2  Interim Reports........................................................................      45
                  10.1.3  Compliance Certificates................................................................      45
                  10.1.4  Reports to the SEC and to Shareholders.................................................      45
                  10.1.5  Notice of Default, Litigation and ERISA Matters........................................      45
                  10.1.6  Management Reports.....................................................................      46
                  10.1.7  Projections............................................................................      46
                  10.1.8  Subordinated Debt/Equity Notices.......................................................      47
                  10.1.9  Agings, WIP and Backlog Reports........................................................      47
                  10.1.10  Other Information.....................................................................      47
         10.2  Books, Records and Inspections....................................................................      47
         10.3  Maintenance of Property; Insurance................................................................      48
         10.4  Compliance with Laws; Payment of Taxes and Liabilities............................................      48
         10.5  Maintenance of Existence, etc.....................................................................      48
         10.6  Financial Covenants...............................................................................      48
                  10.6.1  Fixed Charge Coverage Ratio............................................................      48
                  10.6.2  Senior Debt to EBITDA Ratio............................................................      48


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
                  10.6.3  Total Debt to EBITDA Ratio.............................................................      49
                  10.6.4  EBITDA.................................................................................      49
                  10.6.5  Net Worth..............................................................................      50
                  10.6.6  Capital Expenditures...................................................................      50
         10.7  Limitations on Debt...............................................................................      50
         10.8  Liens.............................................................................................      51
         10.9  Executive Compensation............................................................................      52
         10.10  Restricted Payments..............................................................................      52
         10.11  Mergers and Consolidations.......................................................................      53
         10.12  Sales of Assets..................................................................................      53
         10.13  Modification of Organizational Documents.........................................................      54
         10.14  Use of Proceeds..................................................................................      54
         10.15  Further Assurances...............................................................................      54
         10.16  Transactions with Affiliates.....................................................................      55
         10.17  Employee Benefit Plans...........................................................................      55
         10.18  Environmental Matters............................................................................      55
         10.19  Unconditional Purchase Obligations...............................................................      55
         10.20  Inconsistent Agreements..........................................................................      55
         10.21  Business Activities..............................................................................      56
         10.22  Investments......................................................................................      56
         10.23  Restriction of Amendments to Certain Documents...................................................      56
         10.24  Interest Rate Protection.........................................................................      57
         10.25  Fiscal Year......................................................................................      57

SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.............................................................      57
         11.1  Initial Credit Extension..........................................................................      57
                  11.1.1  Notes..................................................................................      57
                  11.1.2  Resolutions............................................................................      57
                  11.1.3  Consents, etc..........................................................................      58
                  11.1.4  Incumbency and Signature Certificates..................................................      58
                  11.1.5  Security Agreement.....................................................................      58
                  11.1.6  Opinion of Counsel.....................................................................      58
                  11.1.7  Insurance..............................................................................      58
                  11.1.8  Copies of Documents....................................................................      58
                  11.1.9  Payment of Fees........................................................................      58
                  11.1.10  Solvency Certificate..................................................................      58
                  11.1.11  Pro Forma.............................................................................      58
                  11.1.12  Search Results; Lien Terminations.....................................................      59
                  11.1.13  Filings, Registrations and Recordings.................................................      59
                  11.1.14  Closing Certificate...................................................................      59
                  11.1.15  Certified Charters....................................................................      59
                  11.1.16  Other.................................................................................      59


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
         11.2  Conditions........................................................................................      59
                  11.2.1  Compliance with Warranties, No Default, etc............................................      59
                  11.2.2  Confirmatory Certificate...............................................................      60

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT....................................................................      60
         12.1  Events of Default.................................................................................      60
                  12.1.1  Non-Payment of the Loans, etc..........................................................      60
                  12.1.2  Non-Payment of Other Debt..............................................................      60
                  12.1.3  Other Material Obligations.............................................................      60
                  12.1.4  Bankruptcy, Insolvency, etc............................................................      61
                  12.1.5  Non-Compliance with Loan Documents.....................................................      61
                  12.1.6  Warranties.............................................................................      61
                  12.1.7  Pension Plans..........................................................................      61
                  12.1.8  Judgments..............................................................................      61
                  12.1.9  Invalidity of Guaranty, etc............................................................      62
                  12.1.10  Invalidity of Collateral Documents, etc...............................................      62
                  12.1.11  Invalidity of Subordination Provisions, etc...........................................      62
                  12.1.12  Change of Control.....................................................................      62
                  12.1.13  Conduct of Business...................................................................      63
                  12.1.14  Bonding Arrangements..................................................................      63
         12.2  Effect of Event of Default........................................................................      63

SECTION 13 THE AGENTS............................................................................................      63
         13.1  Appointment and Authorization.....................................................................      63
         13.2  Delegation of Duties..............................................................................      64
         13.3  Liability of Administrative Agent.................................................................      64
         13.4  Reliance by Administrative Agent..................................................................      65
         13.5  Notice of Default.................................................................................      65
         13.6  Credit Decision...................................................................................      66
         13.7  Indemnification...................................................................................      66
         13.8  Administrative Agent in Individual Capacity.......................................................      66
         13.9  Successor Administrative Agent....................................................................      67
         13.10  Withholding Tax..................................................................................      68
         13.11  Collateral Matters...............................................................................      69
         13.12  Funding Reliance.................................................................................      70

SECTION 14 GENERAL...............................................................................................      71
         14.1  Waiver; Amendments................................................................................      71
         14.2  Confirmations.....................................................................................      71
         14.3  Notices...........................................................................................      71
         14.4  Computations......................................................................................      72


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
         14.5  Regulation U......................................................................................      72
         14.6  Costs, Expenses and Taxes.........................................................................      72
         14.7  Subsidiary References.............................................................................      72
         14.8  Captions..........................................................................................      72
         14.9  Assignments; Participations.......................................................................      73
                  14.9.1  Assignments............................................................................      73
                  14.9.2  Participations.........................................................................      74
         14.10  Governing Law....................................................................................      74
         14.11  Counterparts.....................................................................................      75
         14.12  Successors and Assigns...........................................................................      75
         14.13  Indemnification by the Company...................................................................      75
         14.14  Forum Selection and Consent to Jurisdiction......................................................      75
         14.15  Waiver of Jury Trial.............................................................................      76
         14.16  Automatic Debits of Interest and Fees............................................................      76
         14.17  Confidentiality..................................................................................      76


                                    SCHEDULES


Pricing Schedule

SCHEDULE 2.1    Lenders and Percentages
SCHEDULE 3.1    Term Loan Installments
SCHEDULE 9.6    Litigation and Contingent Liabilities
SCHEDULE 9.8    Subsidiaries
SCHEDULE 9.15   Environmental Matters
SCHEDULE 9.16   Insurance
SCHEDULE 9.17   Real Property
SCHEDULE 9.21   Labor Matters
SCHEDULE 10.7   Permitted Existing Debt
SCHEDULE 10.8   Permitted Existing Liens
SCHEDULE 10.22  Investments
SCHEDULE 11.1   Debt to be Repaid
SCHEDULE 14.3   Addresses for Notices

                                    EXHIBITS


EXHIBIT A  Form of Note (Section 3.1)
EXHIBIT B  Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C  Form of Guaranty (Section 1.1)
EXHIBIT D  Form of Security Agreement (Section 1.1)
EXHIBIT E  Form of Pledge Agreement (Section 1.1)
EXHIBIT F  Form of Assignment Agreement (Section 14.9.1)
EXHIBIT G  Form of Opinion of Farella, Braun & Martel LLP
           (Section 11.1.6)
EXHIBIT H  Form of Solvency Certificate (Section 11.1.10)
EXHIBIT I  Form of Exemption Certificate (Section 13.10)
EXHIBIT J  Form of Landlord's Waiver (Section 10.15)

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT dated as of June 21, 2000 (this "Agreement") is entered into among CUPERTINO ELECTRIC, INC. (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders"), UNION BANK OF CALIFORNIA, N.A., as documentation agent, and BANK OF AMERICA, N.A. (in its individual capacity, "BofA"), as administrative agent for the Lenders.

        WHEREAS, the Lenders have agreed to make available to the Company term loans and a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        SECTION 1 DEFINITIONS.

        1.1 Definitions. When used herein the following terms shall have the following meanings:

        Acquired Debt means mortgage Debt or Debt with respect to Capital Leases of a Person existing at the time such Person became a Subsidiary or assumed by the Company or a Subsidiary of the Company pursuant to an Acquisition permitted hereunder (and not created or incurred in connection with or in anticipation of such Acquisition).

        Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

        Administrative Agent means BofA in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

        Affected Loan - see Section 8.3.

        Affiliate of any Person means (i) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person will be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        Agent-Related Persons means BofA and any successor agent arising under
Section 13.9, together with their respective Affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        Agents means the Administrative Agent and the Documentation Agent.

        Agreement - see the Preamble.

        Alternate Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." (The "prime rate" is a rate set by BofA taking into account various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

        Arranger means Banc of America Securities LLC.

        Asset Sale means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary other than (a) the sale or lease of inventory in the ordinary course of business, (b) Dispositions of equipment in the ordinary course of business, so long as such equipment is replaced, within a reasonable time, by like-kind equipment, (c) the sublease by the Company of 653 and 657 Harrison Street, San Francisco, California in effect on the Closing Date and (d) other Dispositions in any Fiscal Year the Net Cash Proceeds of which do not in the aggregate exceed $1,000,000.

        Assignee - see Section 14.9.1.

        Assignment Agreement - see Section 14.9.1.

        Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

        Base Rate Loan means any Loan which bears interest at or by reference to the Alternate Base Rate.

        Base Rate Margin - see the Pricing Schedule.

        BofA - see the Preamble.



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

        Business Day means any day on which BofA is open for commercial banking business in San Francisco, California and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

        Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company.

        Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

        Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation reasonably satisfactory to the Administrative Agent. Derivatives of such term have corresponding meanings.

        Cash Equivalent Investment means, at any time:

             (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

             (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

                    (i) a corporation (except the Company or an Affiliate
             thereof) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., at the time of investment, or

                    (ii) any Lender (or its holding company);

             (c) any certificate of deposit or bankers' acceptance or eurocurrency time deposit, maturing not more than one year after the date of issue, which is issued by either

                    (i) a financial institution that is a member of the Federal
             Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                    (ii) any Lender; or

             (d) any repurchase agreement with a term of one year or less which

                    (i) is entered into with

                         (A) any Lender, or

                         (B) any other commercial banking institution of the
                    stature referred to in clause (c)(i),

                    (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c), and

                    (iii) has a market value at the time such repurchase
             agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

             (e) investments in money market mutual funds registered with the SEC meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended;

             (f) participations in short-term loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.; or

             (g) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.

        CERCLA - see Section 9.15.

        Closing Date - see Section 11.1.

        Code means the Internal Revenue Code of 1986.

        Collateral Documents means the Security Agreement, each Pledge Agreement, if any, and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Administrative Agent for the benefit of the Lenders or their Affiliates to secure the obligations under the Loan Documents or any Hedging Agreement.

        Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's

Percentage of the Revolving Commitment Amount and of the aggregate amount of the Term Loans is set forth on Schedule 2.1.

        Commitment Date - see Section 6.5(b).

        Commitment Increase - see Section 6.5(a).

        Company - see the Preamble.

        Compliance Certificate - see Section 10.1.3.

        Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

        Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains from Asset Sales, any extraordinary gains and extraordinary losses and any gains from discontinued operations.

        Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

        Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner; provided that "Debt" does not include the Company's obligations to make the "Services Payments Earnout" to Eggers Family Partners, LP under the Construction Consulting, Project Consulting, Technical and Financial Services Agreement dated as of June 1, 1998 between Cupertino Electric, Inc. and Eggers Family Partners, LP, as such obligations exist on the date hereof.

        Debt to be Repaid means Debt listed on Schedule 11.1.



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        Designated Proceeds - see Section 6.2.2.

        Disposal - see the definition of "Release".

        Disqualified Stock means any equity security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable, at the option of the holder thereof, or (ii) has the right to payment of specified cash dividends, in each case on or prior to the date which is 91 days after the Termination Date.

        Documentation Agent means Union Bank of California, N.A., in its capacity as documentation agent for the Lenders.

        Dollar and the sign "$" mean lawful money of the United States of America.

        EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, cash income tax expense, depreciation and amortization for such period plus, with respect to the following Fiscal Quarters only, to the extent deducted in determining such Consolidated Net Income, $5,000,000 with respect to the fourth Fiscal Quarter of Fiscal Year 1999, $1,212,000 with respect to the first Fiscal Quarter of Fiscal Year 2000, and $1,200,000 with respect to the second Fiscal Quarter of Fiscal Year 2000, plus, to the extent the same are deducted in determining such Consolidated Net Income and paid and expensed by the Company in such period, fees and expenses (not to exceed $5,000,000 in the aggregate) of the Company in connection with this Agreement, the Senior Subordinated Note Purchase Agreement, the Permitted Redemption and the transactions contemplated hereby to occur on the Closing Date (including legal, placement, arrangement and investment banking fees of the Company in connection therewith); provided that for purposes of calculating EBITDA of the Company for any period, (i) the consolidated net income (plus, to the extent deducted in calculating such consolidated net income, interest expense, income tax expense, depreciation and amortization) of any Person, or attributable to any division or similar business unit, acquired by the Company or any Subsidiary during such period will be included on a pro forma basis (such inclusion with respect to any such Person, division or unit for any period prior to the Acquisition thereof being "Pro Forma Acquisition Net Income") for such period (assuming the consummation of each such Acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period, adjusted, to the extent the same are approved by the Required Lenders with respect to any Acquisition, to add back non-recurring expenses in the nature of excess owner's compensation in connection with the Person acquired in such Acquisition, but without any other adjustment for potential cost savings or other synergies) if (1) either (x) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal year of such Person preceding the Acquisition of such Person and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year have been provided to the Administrative Agent and the Lenders and have been reported on without a qualification arising from the scope of the audit or a "going concern" or like qualification or exception or (y) such other financial information furnished to the Lenders with respect to such period and such Acquisition has been found acceptable by the Required Lenders and (2) either (x) any subsequent unaudited financial statements for such Person for the period prior to the Acquisition of such Person were prepared on a basis consistent with such audited financial statements, have been provided to the Administrative Agent and the Lenders and have been reported on without a qualification arising from the scope of the report or a "going concern" or like qualification or (y) such other financial information furnished to the Lenders with respect to such period and such Acquisition has been found acceptable by the Required Lenders and (ii) the consolidated net income (plus, to the extent deducted in calculating such consolidated net income, interest expense, income tax expense, depreciation and amortization) of any Person, or attributable to any division or similar business unit, disposed of by the Company or any Subsidiary in an Asset Sale during such period will be excluded on a pro forma basis for such period (assuming the consummation of each such Asset Sale occurred on the first day of such period). With respect to any Person or division or similar business unit acquired in an Acquisition, or disposed of in an Asset Sale, for purposes of Section 10.6.4 the "EBITDA Adjustment" attributable to such Person, division or business unit means
(i) in the case of a Person or division or similar business unit acquired in an Acquisition, the amount to be included in EBITDA pursuant to clause (i) of the proviso to the immediately preceding sentence with respect to such Person, division or business unit at the time such Acquisition is consummated and (ii) in the case of a Person or division or similar business unit disposed of in an Asset Sale, the amount to be excluded from EBITDA pursuant to clause (ii) of the proviso to the immediately preceding sentence with respect to such Person, division or business unit at the time such Asset Sale is consummated.

        EBITDA Adjustment - see the definition of "EBITDA".

        Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States;
(iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary or (C) a Person of which a Lender is a Subsidiary; or
(iv) an insurance company, pension fund, mutual fund, finance company or similar financial institution having a net worth of at least $250,000,000.

        Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

        Environmental Laws means all present or future Federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

        Environmental Matters means any matter arising out of or relating to employee health and occupational safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

        ERISA means the Employee Retirement Income Security Act of 1974.

        Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

        Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

        Eurodollar Margin - see the Pricing Schedule.

        Eurodollar Office means with respect to any Lender the office or offices of such Lender which will be making or maintaining the Eurodollar Loans of such Lender hereunder. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

        Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Administrative Agent at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of BofA two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 A.M., San Francisco time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of BofA for such Interest Period.

        Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined pursuant to the following formula:

        Eurodollar Rate    =    Eurodollar Rate

        (Reserve Adjusted)      1-Eurocurrency
                                Reserve Percentage.

        Event of Default means any of the events described in Section 12.1.

        Excess Cash Flow means, for any period, the remainder of

             (a) EBITDA for such period (provided that Pro Forma Acquisition Net Income, if any, will be not included in EBITDA for this purpose only),

        less

             (b) the sum, without duplication, of

                    (i) scheduled repayments of principal of Term Loans,
             regularly scheduled principal payments arising with respect to any other long-term Debt of the Company and its Subsidiaries, and the portion of any regularly scheduled payments with respect to Capital Leases and purchase money obligations permitted hereunder allocable to principal, in each case made during such period, plus

                    (ii) voluntary prepayments of the Term Loans pursuant to
             Section 6.2.1 during such period,

             plus

                    (iii) cash payments made in such period with respect to
             Capital Expenditures,

             plus

                    (iv) all federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries during such period,

             plus

                    (v) cash Interest Expense of the Company and its
             Subsidiaries during such period.

        Excluded Issuance - see Section 6.2.2(ii).

        Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

        Fiscal Quarter means a fiscal quarter of a Fiscal Year.

        Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending on December 31 of such calendar year.

        Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus all Capital Expenditures (other than Capital Expenditures, in an amount not to exceed $7,000,000, actually expended on the Company's North 7th Street facility in San Jose, California in Fiscal Year 2000) to (b) the sum for such period of (i) cash Interest Expense plus (ii) all payments of principal of Debt that are scheduled to be paid during the 12 months immediately following the last day of such Computation Period (provided that with respect to the Computation Periods ended on the Fiscal Quarters ending on September 30, 2004, December 31, 2004 and March 31, 2005, the amount of all payments of principal scheduled to be paid under this Agreement shall be deemed to be $15,000,000) plus (iii) income taxes paid by the Company and its Subsidiaries.

        Flow-Through Equity Transaction - see Section 6.2.2(ii).

        FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

        GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

        Group - see Section 2.2.1.

        Guaranty means a guaranty substantially in the form of Exhibit C, to be entered into from time to time by Subsidiaries of the Company.

        Hazardous Substances - see Section 9.15.

        Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

        Increase Date - see Section 6.5(a).

        Increasing Lender - see Section 6.5(c).

        Indemnified Liabilities - see Section 14.13.

        Indemnified Person - see Section 14.13.

        Interest Expense means, for any period, (i) the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases) minus (ii) consolidated interest income of the Company and its Subsidiaries for such period; provided that (x) for the Computation Period ending on the last day of the second Fiscal Quarter in 2000, Interest Expense will be calculated on the basis of interest expense for the three-month period ending on such day multiplied by 4, (y) for the Computation Period ending on the last day of the third Fiscal Quarter in 2000, Interest Expense will be calculated on the basis of interest expense for the six-month period ending on such day multiplied by 2 and (z) for the Computation Period ending on the last day of the fourth Fiscal Quarter in 2000, Interest Expense will be calculated on the basis of interest expense for the nine-month period ending on such day multiplied by 4/3.

        Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period will be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period will end on the preceding Business Day;

                    (ii) any Interest Period that begins on a day for which
             there is no numerically corresponding day in the calendar month at the end of such Interest Period will end on the last Business Day of the calendar month at the end of such Interest Period;

                    (iii) the Company may not select any Interest Period for a
             Revolving Loan which would extend beyond the scheduled Termination Date; and

                    (iv) the Company may not select any Interest Period for a
             Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

        Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

        Investor Rights Agreement means the Investor Rights Agreement, dated as of June 21, 2000, among the Company, BancAmerica Capital Investors SBIC I, L.P. and the other Investors party thereto from time to time.

        IRS means the Internal Revenue Service, or any successor governmental authority succeeding to any of the principal functions thereof.

        Issuing Lender means BofA in its capacity as the issuer of Letters of Credit hereunder and its successors and assigns in such capacity.

        L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

        LC Fee Rate - see the Pricing Schedule.

        Lender - see the Preamble. References to the "Lenders" will include the Issuing Lender and the Swing Line Lender; for purposes of clarification only, to the extent that BofA (or any successor Issuing Lender or Swing Line Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender or Swing Line Lender, its status as such will be specifically referenced.

        Letter of Credit - see Section 2.1.3.

        Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and will include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

        Loan Documents means this Agreement, the Notes, the Guaranty, the L/C Applications and the Collateral Documents.

        Loan Party means the Company and each Subsidiary.

        Loans means Revolving Loans, Swing Line Loans and Term Loans.

        Mandatory Prepayment Event - see Section 6.2.2.

        Margin Stock means any "margin stock" as defined in Regulation U.

        Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the condition (financial or otherwise), operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

        Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

        Net Cash Proceeds means:

        (a) with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than the Loans);

        (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions and legal, accounting and investment banking fees); and

        (c) with respect to any issuance of Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs of such issuance (including up-front fees and placement fees and legal, accounting and investment banking fees).

        Net Worth means the Company's consolidated stockholders' equity.

        New Lender - see Section 6.5(e).

        Non-Use Fee Rate - see the Pricing Schedule.

        Note - see Section 3.1.

        Participant - see Section 14.9.2.

        PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

        Percentage means, as to any Lender, the percentage which (a) the Commitment of such Lender plus the unpaid principal amount of the Term Loans of such Lender (plus, after the termination of the Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit) is of (b) the sum of the Commitments of all Lenders plus the unpaid principal amount of all Term Loans (plus, after the termination of the Commitments, the sum of the unpaid principal amount of all Revolving Loans plus the Stated Amount of all Letters of Credit); provided that if and so long as any Lender fails to fund its participation in any Letter of Credit or Swing Line Loan when required by Section 2.3.5 or 2.4.3, such Lender's Percentage will be deemed for purposes of any determination of the Required Lenders (and each other determination of aggregate Percentage required to effect an amendment, modification, waiver or consent hereto or to any other Loan Document) to be reduced by the percentage which the defaulted amount constitutes of such Lender's Percentage, and the Percentage of the Issuing Lender or the Swing Line Lender, as applicable, will be deemed for purposes of this definition to be increased by such percentage.

        Permitted Hedging Obligations means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Hedging Agreements, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business or pursuant to this Agreement for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view," and (b) such Hedge Agreements do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (ii) if the counterparty is not a Lender or an Affiliate thereof, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 12.1.1).

        Permitted Redemption - see Section 10.10.

        Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

        Pledge Agreement means a pledge agreement in substantially the form of Exhibit E, to be entered into by the Company and each Subsidiary that owns any capital stock in another Subsidiary, upon the creation or acquisition of any Subsidiary after the Closing Date.

        Pro Forma Acquisition Net Income - see the definition of "EBITDA".

        Proposed New Lender - see Section 6.5(b).

        RCRA - see Section 9.15.

        Regulation D means Regulation D of the FRB.

        Regulation U means Regulation U of the FRB.

        Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning will apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning will apply.

        Replacement Lender - see Section 8.7(b).

        Required Lenders means Lenders having Percentages aggregating more than 50%.

        Revolving Commitment Amount means $75,000,000, as reduced from time to time pursuant to Section 6.1 and as increased from time to time pursuant to
Section 6.5.

        Revolving Loan - see Section 2.1.1.

        Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans plus
(b) the Stated Amount of all Letters of Credit.

        SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

        Security Agreement means a security agreement substantially in the form of Exhibit D, executed by the Company on the Closing Date, which may be joined by Subsidiaries of the Company created or acquired after the Closing Date.

        Senior Debt means all outstanding Total Debt of the Company and its Subsidiaries other than Subordinated Debt.

        Senior Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Senior Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

        Senior Subordinated Note Purchase Agreement means the Senior Subordinated Note, Warrant and Common Stock Purchase Agreement, dated as of June 21, 2000, among the Company, BancAmerica Capital Investors SBIC I, L.P., the other Purchasers from time to time party thereto and James S. Ryley and Walter
E. Ryley.

        Senior Subordinated Notes means the $35,000,000 original principal amount of 12% Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Purchase Agreement, together with any replacement or substitute notes therefor.

        Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

        Subordinated Debt means (i) the Senior Subordinated Notes, (ii) up to $15,000,000 of subordinated notes of the Company having terms and conditions (including tenor, covenants and subordination provisions) no less favorable to the Lenders than those governing the Senior Subordinated Notes pursuant to documentation satisfactory to the Administrative Agent and (iii) any other unsecured Debt of the Company which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

        Subordinated Debt Proceeds means, at any time, the lesser of the aggregate original principal amount of, or the gross proceeds received by the Company upon issuance of, all outstanding Senior Subordinated Notes of the Company at such time.

        Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

        Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability will (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

        Swing Line Lender means BofA in its capacity as swing line lender hereunder, together with any replacement swing line bank arising under Section 13.9.

        Swing Line Loan - see Section 2.4.1.

        Term Loan - see Section 2.1.2.

        Termination Date means the earlier to occur of (a) June 30, 2005 or (b) such other date on which the Commitments terminate pursuant to Section 6 or 12.

        Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (i) contingent obligations in respect of Suretyship Liabilities (except to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations and (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

        Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Total Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

        Type of Loan or Borrowing - see Section 2.2.1. The types of Loans or borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

        Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

        Warrant means any warrant to purchase common stock of the Company issued pursuant to the Senior Subordinated Note Purchase Agreement.

        Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

        1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (c) The term "including" is not limiting and means "including without limitation."

        (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

        (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

        (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

        (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agents or the Lenders merely because of the Agents' or Lenders' involvement in their preparation.

         SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

        2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Company as follows:

        2.1.1 Revolving Loan Commitment. Each Lender will make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's Percentage of such aggregate amounts as the Company may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount.

        2.1.2 Term Loan Commitment. Each Lender agrees to make a loan to the Company (each such loan, a "Term Loan") on the Closing Date in such Lender's Percentage of $65,000,000. The commitments of the Lenders to make Term Loans will expire concurrently with the making of the Term Loans on the Closing Date.

        2.1.3 L/C Commitment. (a) The Issuing Lender will issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Termination Date and
(b) as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $5,000,000 and (ii) the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount.

        2.2 Loan Procedures.

        2.2.1 Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either a Base Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that not more than ten different Groups of Eurodollar Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a pro rata share (according to its Percentage) of all types and Groups of Loans.

        2.2.2 Borrowing Procedures. The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., San Francisco time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 9:00 A.M., San Francisco time, at least two Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., San Francisco time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $500,000, and each Eurodollar borrowing shall be in an aggregate amount of at least $5,000,000 and an integral multiple of at least $1,000,000.

        2.2.3 Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

                    (i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $5,000,000 or a higher integral multiple of $1,000,000) into Loans of the other type; or

                    (ii) elect, as of the last day of the applicable Interest
             Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $5,000,000 or a higher integral multiple of $1,000,000) as a Eurodollar Loan for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans shall be at least $5,000,000 and an integral multiple of $1,000,000.

             (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., San Francisco time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 9:00 A.M., San Francisco time, at least two Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                    (i) the proposed date of conversion or continuation;

                    (ii) the aggregate amount of Loans to be converted or
             continued;

                    (iii) the type of Loans resulting from the proposed
             conversion or continuation; and

                    (iv) in the case of conversion into, or continuation of,
             Eurodollar Loans, the duration of the requested Interest Period therefor.

             (c) If, upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

             (d) The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section
2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

             (e) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

        2.3 Letter of Credit Procedures.

        2.3.1 L/C Applications. The Company shall give notice to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof (provided that any Letter of Credit may, with the consent of the Issuing Lender at the time of the issuance, be automatically renewable for successive one year periods (which shall in no event extend beyond the date referred to in the following clause (y)) subject to the right of the Issuing Lender or the Company to prevent such automatic renewal by notice to the beneficiary in accordance with the terms of such Letter of Credit) and (y) thirty days prior to the scheduled Termination Date (unless, in the case of this clause (y), the Company shall have Cash Collateralized in full all obligations with respect to the applicable Letter of Credit)) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in

Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

        2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender pursuant to this Section 2.3, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

        2.3.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Alternate Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Company shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

        2.3.4 Limitation on Obligations of Issuing Lender. In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation to the Company or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Lender any liability to the Company or any Lender and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or the obligations of the Lenders pursuant to Section 2.3.5.

        2.3.5 Funding by Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., San Francisco time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Lender from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Lender shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Percentage of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Percentage of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., San Francisco time, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, San Francisco time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Alternate Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Percentage of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Percentage of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Percentage of any such payment or disbursement.

        2.3.6 Participation Obligations Unconditional. (a) Each Lender's obligation to make available to the Administrative Agent for the account of the Issuing Lender the amount of its participation interest in all Letters of Credit as provided in Section 2.3.5 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof,
(iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever.

        (b) Notwithstanding the provisions of clause (a) above, no Lender shall be required to purchase a participation interest in any Letter of Credit if, prior to the issuance by the Issuing Lender of such Letter of Credit, the Issuing Lender received written notice specifying that one or more of the conditions precedent to the issuance of such Letter of Credit were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the issuance of such Letter of Credit.

        2.4 Swing Line Loans.

        2.4.1 Swing Line Loans. Subject to the terms and conditions of this Agreement, the Swing Line Lender may from time to time, in its discretion, make loans to the Company (collectively the "Swing Line Loans" and individually each a "Swing Line Loan") in accordance with this Section 2.4 in an aggregate amount not at any time exceeding $10,000,000; provided that the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount. Amounts borrowed under this Section 2.4 may be borrowed, repaid and (subject to the agreement of the Swing Line Lender) reborrowed until the Termination Date.

        2.4.2 Swing Line Loan Procedures. The Company shall give written or telephonic notice to the Administrative Agent (which shall promptly inform the Swing Line Lender) of each proposed Swing Line Loan not later than 12:00 noon, San Francisco time, on the proposed date of such Swing Line Loan. Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date and amount of such Swing Line Loan, which shall be not less than $100,000 or a higher integral multiple thereof. So long as the Swing Line Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the making of such Swing Line Loan have not been satisfied, the Swing Line Lender may make the requested Swing Line Loan. If the Swing Line Lender agrees to make the requested Swing Line Loan, the Swing Line Lender shall pay over the requested amount to the Company on the requested borrowing date. Concurrently with the making of any Swing Line Loan, the Swing Line Lender shall be deemed to have sold and transferred, and each other Lender shall be deemed to have purchased and received from the Swing Line Lender, an undivided interest and participation to the extent of such other Lender's Percentage in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.4.3).

        2.4.3 Refunding of, or Funding of Participations in, Swing Line Loans. The Swing Line Lender may at any time, in its sole discretion, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) deliver a notice to the Administrative Agent requesting that each Lender (including the Swing Line Lender in its individual capacity) make a Revolving Loan (which shall be a Base Rate Loan) in such Lender's Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay Swing Line Loans); provided that if the conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Lender (other than the Swing Line Lender) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Administrative Agent for the account of the Swing Line Lender an amount equal to such Lender's Percentage of such Swing Line Loans. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., San Francisco time, on the Business Day on which such Lender receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon, San Francisco time, on any

Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Alternate Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Percentage of the amount of all outstanding Swing Line Loans shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Percentage of any such amount.

        2.4.4 Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Lender of immediately available funds from or on behalf of the Company (a) in reimbursement of any Swing Line Loan with respect to which a Lender has paid the Administrative Agent for the account of the Swing Line Lender the amount of such Lender's participation therein or (b) in payment of any interest on a Swing Line Loan with respect to which a Lender has paid the Administrative Agent for the account of the Swing Line Lender the amount of such Lender's participation therein, the Administrative Agent will pay to such Lender its pro rata share (according to its Percentage) thereof (and the Swing Line Lender shall receive the amount otherwise payable to any Lender which did not so pay the Administrative Agent the amount of such Lender's participation in such Swing Line Loan).

        2.4.5 Participation Obligations Unconditional. (a) Each Lender's obligation to make available to the Administrative Agent for the account of the Swing Line Lender the amount of its participation interest in all Swing Line Loans as provided in Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof,
(iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever.

        (b) Notwithstanding the provisions of clause (a) above, no Lender shall be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.

        2.5 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

        2.6 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit (at the end of any Interest Period) the continuation of or any conversion into any Eurodollar Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

        SECTION 3 NOTES EVIDENCING LOANS.

        3.1 Notes. The Loans of each Lender shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Lender, as follows:

        (a) each Revolving Loan of such Lender shall be paid in full on the Termination Date; and

        (b) the Term Loan of such Lender shall be paid in installments equal to such Lender's Percentage of the aggregate principal amount of the installments of the Term Loans as set forth on Schedule 3.1.

        3.2 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon. If the records of the Administrative Agent and any Lender shall differ as to any Loan or Letter of Credit, the records of the Administrative Agent shall govern absent manifest error.

        SECTION 4 INTEREST.

        4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

        (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect;

        (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect; and

        (c) at all times while such Loan is a Swing Line Loan, at a rate per annum equal to the sum of the Alternate Base Rate with respect to Revolving Loans from time to time in effect plus the Base Rate Margin;

provided that at any time an Event of Default exists, if requested by the Required Lenders, the interest rate applicable to each Loan shall be increased by 2%.

        4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan and Swing Line Loan shall be payable in arrears on the first day of each calendar month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

        4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.

        4.4 Computation of Interest. All computations of interest for Base Rate Loans and Swing Line Loans when the Alternate Base Rate is determined by BofA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Alternate Base Rate.

        SECTION 5 FEES.

        5.1 Non-Use Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender's Percentage (as adjusted from time to time) of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans plus the Stated Amount of all Letters of Credit. Outstanding Swing Line Loans shall not constitute usage of the Revolving Commitment Amount for purposes of calculating the non-use fee. Such non-use fee shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

        5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the LC Fee Rate in effect from time to time of such Lender's Percentage (as adjusted from time to time) of the undrawn amount of such Letter of Credit; provided that, if requested by the Required Lenders, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists.

        (b) The Company agrees to pay to the Issuing Lender for its own account a fronting fee in an amount equal to 0.25% per annum of the daily average of the aggregate Stated Amount of each Letter of Credit (excluding any unreimbursed payment or disbursement thereunder).

        (c) The fees payable pursuant to clauses (a) and (b) above shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date (or such later date as which such Letter of Credit expired or is terminated) for the period from and including the date of the issuance of the applicable Letter of Credit to and including the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

        (d) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Lender, for its own account, and without duplication of the letter of credit and fronting fees described elsewhere in this Section 5.2, such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

        5.3 Upfront Fees. The Company agrees to pay to the Administrative Agent for the account of each Lender on the Closing Date an upfront fee in the amount previously agreed to between the Company and the Administrative Agent (and the Administrative Agent agrees to promptly forward to each Lender a portion of such upfront fee in the amount previously agreed to between the Administrative Agent and such Lender).

        5.4 Administrative Agent's Fees. The Company agrees to pay to the Administrative Agent such agent's fees as are mutually agreed to from time to time between the Company and the Administrative Agent.

        5.5 Arranger's Fees. The Company agrees to pay to the Arranger such arranger's fees as are mutually agreed upon between the Company and the Arranger.

         SECTION 6 INCREASE, REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS.

        6.1 Voluntary Reduction or Termination of the Revolving Commitment Amount. The Company may from time to time on at least three Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $5,000,000 or a higher integral multiple of $1,000,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay all interest on the Revolving Loans and Swing Line Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

        6.2 Prepayments and Mandatory Commitment Reductions.

        6.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., San Francisco time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000.

        6.2.2 Mandatory Prepayments of Term Loans. The Company shall make a prepayment of the Term Loans upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

                (i) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds; provided that the foregoing shall not apply to Asset Sales the Net Cash Proceeds of which are used by the Company or any Subsidiary to purchase productive assets to be used in the business of the Company or such Subsidiary within 120 days after such Asset Sale.

                (ii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding (each of the following in clauses (x) through (z) being an "Excluded Issuance") (x) any issuance of shares of capital stock, options or warrants to directors, officers, employees, consultants or vendors as compensation for services rendered or pursuant to an employee benefit program, (y) any issuance by a Subsidiary to the Company or another Subsidiary and (z) Net Cash Proceeds of any issuance of equity securities of the Company to the extent such Net Cash Proceeds are applied to the substantially contemporaneous purchase by the Company of its equity securities from shareholders of the Company (each such contemporaneous issuance and purchase referred to in this clause (z) being a "Flow-Through Equity Transaction")), in an amount equal to 50% of such Net Cash Proceeds; provided that, with respect to issuances other than issuances in any offering registered under the Securities Act of 1933 or pursuant to Rule 144A under such Act, no such prepayment shall be required with respect to the first $25,000,000 of Net Cash Proceeds of such issuances by the Company after the Closing Date.

                (iii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of any Debt of the Company or any Subsidiary (excluding (x) Debt permitted by clauses (a) through (d) and (f) through (j) of Section 10.7 and (y) the Subordinated Debt referred to in clauses (i) and (ii) of the definition of "Subordinated Debt"), in an amount equal to 100% of such Net Cash Proceeds.

                (iv) Within 95 days after the end of each Fiscal Year (commencing with Fiscal Year 2000), in an amount equal to 66-2/3% of Excess Cash Flow for such Fiscal Year; provided that (x) for purposes of this clause (iv) only, the 2000 Fiscal Year shall be deemed to be comprised of the third and fourth Fiscal Quarters of such Fiscal Year only and (y) if the Senior Debt to EBITDA Ratio at the end of such Fiscal Year is less than 1.5:1, then the amount of the required prepayment shall be 33-1/3% of Excess Cash Flow for such Fiscal Year.

        6.2.3 Mandatory Reductions of Revolving Commitment Amount; Mandatory Prepayments of Revolving Loans. (a) On the date of any Mandatory Prepayment Event referred to in Section 6.2.2(i), the Revolving Commitment Amount shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to Section 6.2.2.

        (b) If on any day on which the Revolving Commitment Amount is reduced pursuant to Section 6.2.3(a) the Revolving Outstandings exceed the Revolving Commitment Amount, the Company shall immediately prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

        6.3 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $1,000,000 or a higher integral multiple of $500,000. Any partial prepayment of a Group of Eurodollar Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a Eurodollar

Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to
Section 8.4. All mandatory prepayments of the Term Loans and all voluntary prepayments of the Term Loans shall be applied ratably to the remaining installments thereof.

        6.4 All Reductions of the Revolving Commitment Amount. All reductions of the Revolving Commitment Amount shall reduce the Commitments pro rata among the Lenders according to their respective Percentages.

        6.5 Optional Increase. (a) The Company may, on not more than two occasions during the term of this Agreement, by written notice to the Administrative Agent, request that the Revolving Commitment Amount be increased in an aggregate amount (for all such increases) not to exceed $25,000,000 (each, a "Commitment Increase"), with any such Commitment Increase to be effective as of a date (each, an "Increase Date") specified in the related notice to the Administrative Agent that is at least 30 Business Days after the date of such notice; provided, however, that (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing and (ii) no Commitment Increase may occur after June 30, 2003.

        (b) The Administrative Agent shall promptly notify the Lenders (as well as any other financial institution specified by the Company and reasonably acceptable to the Administrative Agent (each such financial institution that is not a Lender, a "Proposed New Lender")) of the request by the Company for the Commitment Increase, which notice shall include (i) the proposed amount of the requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders and Proposed New Lenders wishing to participate in the Commitment Increase must commit to participate in such Commitment Increase (the "Commitment Date"), which date shall be no later than five Business Days prior to the Increase Date.

        (c) Each Lender that is willing to participate in such Commitment Increase (each, an "Increasing Lender") and each Proposed New Lender that is willing to participate in such Commitment Increase shall give written notice to the Administrative Agent no later than 10:00 a.m. (San Francisco time) on the Commitment Date of the amount by which it is willing to participate in such Commitment Increase, which amount shall not exceed the amount of the requested Commitment Increase. It shall be in each Lender's sole discretion whether to offer to participate in such Commitment Increase. If the Lenders and Proposed New Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the Commitment Increase shall be allocated among the Lenders and Proposed New Lenders willing to participate therein in the manner specified by the Company and the Administrative Agent.

        (d) Promptly following (but in no event later than two Business Days after) the Commitment Date with respect to any Commitment Increase, the Administrative Agent shall notify the Company as to the amount, if any, of the requested Commitment Increase in which the Lenders and Proposed New Lenders are willing to participate.

        (e) On the Increase Date, each Proposed New Lender that accepts an offer to participate in the requested Commitment Increase as a Lender shall become a Lender party to this Agreement as of the Increase Date (each a "New Lender"), with a Revolving Commitment, and the Revolving Commitment of each Increasing Lender for the requested Commitment Increase shall be increased, in the amount set forth in its notice delivered to the Administrative Agent in accordance with
Section 6.5(c) (or by the amount allocated to such Lender or Proposed New Lender pursuant to the last sentence of Section 6.5(c)); provided, however, that the Administrative Agent shall have received on or before noon (San Francisco time) on the Increase Date the following, each dated such date:

        (i) (A) a certificate of an officer of the Company stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the Commitment Increase, (B) certified copies of resolutions of the board of directors of the Company approving the Commitment Increase and the corresponding modifications to this Agreement and the Notes, (C) opinions of counsel to the Company, in form and substance substantially consistent with the opinions delivered on Closing Date and otherwise reasonably satisfactory to the Administrative Agent, (D) instruments executed by each Guarantor (if any) reaffirming its respective obligations under the Loan Documents after giving effect to the Commitment Increase and (E) such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request in connection with the Commitment Increase;

        (ii) a counterpart of this Agreement duly executed by each New Lender;
and

        (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Company and the Administrative Agent.

        (f) On the Increase Date, upon fulfillment of the conditions set forth in Section 6.5(e), the Administrative Agent shall notify the Lenders and the Company, on or before 1:00 p.m. (San Francisco time) by facsimile of the occurrence of the Commitment Increase to be effected on the Increase Date. Each Increasing Lender and each New Lender shall, before 2:00 p.m. (San Francisco time) on the Increase Date, make available to the Administrative Agent in immediately available funds, (i) in the case of any New Lender, an amount equal to such New Lender's Percentage (after giving effect to the Commitment Increase) of all Revolving Loans then outstanding and (ii) in the case of any Increasing Lender, an amount equal to the excess of (A) such Increasing Lender's Percentage (after giving effect to the Commitment Increase) of all Revolving Loans then outstanding over (B) such Increasing Lender's Percentage (immediately prior to giving effect to the Commitment Increase) of all Revolving Loans then outstanding. After the Administrative Agent's receipt of such funds from each Increasing Lender and each New Lender, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Lenders in an amount to each such Lender such that the aggregate amount owing to each Lender after giving effect to such distribution equals such Lender's Percentage of all Revolving

Loans then outstanding (calculated after giving effect to the Commitment Increase). If the Increase Date shall occur on a date that is not the last day of the Interest Period for all Revolving Loans bearing interest based on the Eurodollar Rate then outstanding (x) the Company shall pay any amounts owing pursuant to Section 8.4 to any Lender whose proportionate share of any Group of outstanding Eurodollar Loans is decreased as a result of the distributions to Lenders under this Section 6.5(f), and (y) for each Group of outstanding Eurodollar Loans, each Eurodollar Loan made by the respective Increasing Lenders and New Lenders pursuant to this Section 6.5(f) shall be deemed to be funded at the applicable Eurodollar Rate for such Group.

        SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

        7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, San Francisco time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. All such payments made to the Administrative Agent shall, as regards the Company and the Lenders, be deemed made to the Lenders entitled thereto. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto.

        7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, first to outstanding Base Rate Loans that are Revolving Loans and then as the Administrative Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

        7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

        7.4 Setoff. The Company agrees that the Administrative Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Lender.

        7.5 Proration of Payments. Except for payments to the Swing Line Lender in respect of any Swing Line Loan, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9 and payments of interest on any Affected Loan) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit or Swing Line Loan) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit or Swing Line Loans) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

        7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (all non- excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

             (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

             (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

             (c) pay to the Administrative Agent for the account of the Lenders such additional amount as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

        If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Company.

        Each Lender that (a) is organized under the laws of a jurisdiction other than the United States of America or a state thereof and (b)(i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under Section 14.9.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to the Company and the Administrative Agent one or more (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Form W-8ECI or Form 1001 or such other forms or documents, appropriately completed, as may be applicable to establish that such Lender is exempt from withholding or deduction of Taxes. The Company shall not be required to pay additional amounts to any Lender pursuant to this Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

        SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

        8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

             (i) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or Eurodollar Office is located);

             (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender) in respect of any Eurodollar Loan; or

             (iii) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

        (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction.

        8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

             (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

             (b) Lenders having aggregate Percentages of 25% or more advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurodollar Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

        8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change in, or the adoption of any new, law, rule or regulation, or any change in the interpretation of any applicable law, rule or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

        8.4 Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this

Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

        8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

        8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

        8.7 Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

        (b) If the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate another bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

        8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

        SECTION 9 REPRESENTATIONS AND WARRANTIES.

        To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Company represents and warrants to the Agents and the Lenders that:

        9.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

        9.2 Authorization; No Conflict. Each of the Company and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each of the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution and delivery by each of the Company and each other Loan Party of each Loan Document to which it is a party, and the performance by the Company and each other Loan Party of its respective obligations hereunder and thereunder, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company, any Subsidiary or any other Loan Party (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).

        9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

        9.4 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1999 and the unaudited consolidated financial statements of the Company and the Subsidiaries as at March 31, 2000, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

        (b) The Company has furnished to the Administrative Agent and each Lender financial projections covering the period from the Closing Date to December 31, 2004. Such projections were prepared by the Company and its Subsidiaries in good faith on the basis of information and assumptions that the Company and its senior management believed to be reasonable as of the date of such projections and such assumptions are reasonable as of the Closing Date (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

        9.5 No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the condition (financial or otherwise), operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

        9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 10.7.

        9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.8.

        9.8 Subsidiaries. Immediately prior to Closing Date, the Company will have no Subsidiaries other than those listed on Schedule 9.8. On the Closing Date, the Company will cause all such Subsidiaries to be merged with and into the Company.

        9.9 Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

        (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

        9.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

        9.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

        9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

        9.13 Taxes. Each of the Company and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        9.14 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, the Company and each other Loan Party, taken as a whole, will be solvent, will be able to pay its debts as they mature, will own assets (tangible and intangible) having a value, both at fair valuation and at present fair salable value, in excess of its debts (including contingent, subordinated, disputed, unmatured and unliquidated liabilities) and will not have an unreasonably small capital to carry on its business as then constituted.

        9.15 Environmental Matters.

             (a) No Violations. Except as set forth on Schedule 9.15, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $1,000,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

             (b) Notices. Except as set forth on Schedule 9.15 and for matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. section 6903(5), any hazardous substance as defined by 42 U.S.C. section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

             (c) Handling of Hazardous Substances. Except as set forth on
Schedule 9.15, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.


        9.16 Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

        9.17 Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the addresses of all real property owned or leased by the Company or any Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

        9.18 Information. All financial statements hereafter furnished by the Company will be prepared in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end adjustments) and will present fairly the consolidated financial condition of the Company and its Subsidiaries, as the case may be, as at the dates and the results of their operations for the periods stated. All financial projections hereafter furnished by the Company will be prepared by the Company and its Subsidiaries, as the case may be, in good faith on the basis of information and assumptions that the Company and its senior management believe to be reasonable as of the date of such projections (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results). All information contained in the Company's Confidential Offering Memorandum dated May 2000 provided by the Company to the Lenders (it being understood that certain of the financial information in such memorandum was updated in a separate document made available to the Lenders via interlinks around May 31, 2000) and all other information contemporaneously herewith furnished in writing by the Company or any other Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

        9.19 Intellectual Property. The Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

        9.20 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect.

        9.21 Labor Matters. Except as set forth on Schedule 9.21, neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

        9.22 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

        SECTION 10 COVENANTS.

        Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

        10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender:

        10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year and a consolidating schedule for such period, certified without qualification by independent auditors of recognized national standing selected by the Company and reasonably acceptable to the Required Lenders, together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer or the Treasurer of the Company.

        10.1.2 Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Chief Financial Officer or the Treasurer of the Company.

        10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B (a "Compliance Certificate"), with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the Treasurer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 10.6 and a statement to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) commencing with the Compliance Certificate delivered with respect to the Fiscal Quarter ended September 30, 2000, a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations.

        10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on

Form S-8); and copies of all proxy statements or other communications made to security holders generally.

        10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

             (a) the occurrence of an Event of Default or an Unmatured Event of Default;

             (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected (after taking into account any applicable insurance coverage) to have a Material Adverse Effect;

             (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
        Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

             (d) any cancellation (to the extent not contemporaneously replaced by comparable coverage) or material adverse change in any insurance maintained by the Company or any Subsidiary; or

             (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

        10.1.6 Management Reports. Promptly following receipt, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

        10.1.7 Projections. As soon as practicable, and in any event within 30 days after the commencement of each Fiscal Year, quarterly financial projections for the Company and its Subsidiaries for such Fiscal Year (including an operating budget and a cash flow budget) and annual financial projections (on the same basis) for the remaining periods until the Termination Date prepared in a manner consistent with the projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of the Chief Financial Officer or the Treasurer of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized).

        10.1.8 Subordinated Debt/Equity Notices. Promptly from time to time (i) copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt and (ii) copies of any amendment, supplement or modification to any agreement or instrument governing any Subordinated Debt or any Warrant.

        10.1.9 Agings, WIP and Backlog Reports. Within 45 days of the end of each Fiscal Quarter, reports as to accounts receivable aging, accounts payable aging, work-in-process and backlog, as at the end of such Fiscal Quarter, in form and substance satisfactory to the Administrative Agent.

        10.1.10 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Lender or the Administrative Agent may reasonably request.

        10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Company or such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Administrative Agent and its representatives to inspect the inventory and other tangible assets of the Company or such Subsidiary, to perform appraisals of the equipment of the Company or such Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts receivable and any other collateral. So long as no Event of Default or Unmatured Event of Default exists, the Administrative Agent and each Lender shall conduct such activities so as to reasonably minimize disruption to the operations of the Company and its Subsidiaries. All such inspections or audits by the Administrative Agent shall be at the Company's expense; provided that so long as no Event of Default or Unmatured Event of Default exists, the Company shall not be required to reimburse the Administrative Agent for its expenses incurred in any such inspection or audit more frequently than twice each Fiscal Year.

        10.3 Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

        (b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing loss payable to the Administrative Agent with respect to each policy of property or casualty insurance and naming the Administrative Agent and each Lender as an additional insured with respect to each policy of insurance for liability for personal injury or property damage,
(ii) providing that 30 days' notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Company shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by the Company.

        10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits (other than building codes and local and municipal ordinances); (b) comply, and cause each Subsidiary to comply, in all respects with all building codes and local and municipal ordinances, to the extent failure to do so could have a Material Adverse Effect; and (c) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

        10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.11) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

        10.6 Financial Covenants.

        10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

COMPUTATION                               FIXED CHARGE
PERIOD ENDING                             COVERAGE RATIO
-------------                             --------------
9/30/00 through 9/30/01                      1.05:1
12/31/01 through 9/30/02                     1.10:1
12/31/02 through 9/30/03                     1.15:1
12/31/03 through 9/30/04                     1.20:1
12/31/04 and thereafter                      1.25:1.

        10.6.2 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

COMPUTATION                               SENIOR DEBT TO
PERIOD ENDING                             EBITDA RATIO
-------------                             ------------
Closing Date through 12/31/01               2.50:1
3/31/02 through 6/30/03                     2.25:1
9/30/03 and thereafter                      2.00:1.

        10.6.3 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

COMPUTATION                             TOTAL DEBT TO
PERIOD ENDING                           EBITDA RATIO
-------------                           ------------
Closing Date through 6/30/02              3.50:1
9/30/02 and thereafter                    3.25:1.

        10.6.4 EBITDA. Not permit EBITDA for any Computation Period to be less than the sum of (i) $35,000,000 plus (ii) 50% of the EBITDA Adjustment attributable to each Person, division or similar business unit acquired in an Acquisition consummated during the period from the Closing Date through the last day of such Computation Period minus (iii) 50% of the EBITDA Adjustment attributable to each Person, division or similar business unit disposed of in an Asset Sale consummated during the period from the Closing Date through the last day of such Computation Period.

        10.6.5 Net Worth. Not permit at any time (i) the sum of (a) Net Worth at such time plus (b) Subordinated Debt Proceeds at such time to be less than (ii)
(a) $18,000,000 plus (b) 75% of cumulative Consolidated Net Income of the Company for the period beginning on January 1, 2000 and ending on the date of calculation (provided that if Consolidated Net Income is less than zero for any Fiscal Year, or for the completed portion of the then-current Fiscal Year, Consolidated Net Income for such Fiscal Year or portion shall be deemed to be zero) plus (c) 75% of the Net Cash Proceeds of any issuance of any equity securities of the Company or any Subsidiary (other than Excluded Issuances) after the Closing Date.

        10.6.6 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during any Computation Period to exceed 1.5% of the consolidated revenues of the Company and its Subsidiaries for such Computation Period; provided that, in the case of Computation Periods including Fiscal Quarters in Fiscal Year 2000, Capital Expenditures actually expended on the Company's North 7th Street facility in San Jose, California in such Fiscal Quarters, in an aggregate amount not to exceed $7,000,000 for such Fiscal Year, shall be disregarded for purposes of determining compliance with this Section.

        10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

             (a) obligations under this Agreement and the other Loan Documents;

             (b) Debt secured by Liens permitted by Section 10.8(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $4,000,000;

             (c) Debt of Subsidiaries to the Company;

             (d) unsecured Debt of the Company to Subsidiaries;

             (e) Subordinated Debt;

             (f) Permitted Hedging Obligations;

             (g) Debt described on Schedule 10.7 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

             (h) Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

             (i) up to an aggregate of $5,000,000 of Acquired Debt assumed in Acquisitions permitted under Section 10.11; and

             (j) other Debt, in addition to the Debt listed above, in an aggregate amount not at any time exceeding $1,000,000.

        10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

             (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

             (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves (provided that the Company shall not, and shall not permit any Subsidiary to, create or permit to exist any Lien in connection with any surety bond, undertaking or instrument in respect of contracts entered into by the Company or such Subsidiary unless the surety issuing such bond, undertaking or instrument has entered into an intercreditor agreement satisfactory to the Administrative Agent (provided that no such agreement need be in place until 30 days after the Closing Date));

             (c) Liens described on Schedule 10.8;

             (d) subject to the limitation set forth in Section 10.7(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased) and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

             (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

             (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

             (g) Liens arising under the Loan Documents;

             (h) Liens securing Acquired Debt permitted by Section 10.7(i), provided that such Liens do not extend to any assets other than the property financed with such Acquired Debt;

             (i) the replacement, extension or renewal of any Lien permitted by clauses (c) or (h) above upon or in the same property theretofore subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof); and

             (j) Liens securing Debt to be Repaid (which Liens will not exist after the Closing Date).

        10.9 Executive Compensation. Not, and not permit any Subsidiary to, pay cash compensation to James S. Ryley, W. Eugene Ryley and Claranne Long to exceed in the aggregate $2,000,000 plus an amount of incentive compensation (not to exceed $1,000,000 in the aggregate) as determined by the Board of Directors of the Company in good faith during any period of 12 consecutive months from the Closing Date to the second anniversary of the Closing Date.

        10.10 Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any of its shareholders, (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary; (ii) so long as no Event of Default or Unmatured Event of Default exists or


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

would result therefrom and the Company does not expend any funds in any repurchase of its securities therein in a greater amount than it receives in the related sale of its equity securities, the Company may purchase its equity securities in Flow-Through Equity Transactions; and (iii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, on the Closing Date the Company may pay not more than $50,000,000 to redeem its capital stock (the "Permitted Redemption") to which the Lenders hereby consent.

        Furthermore, the Company may not make cash interest payments on the Senior Subordinated Notes in excess of (x) 12% per annum (during all times when no default under the Senior Subordinated Note Purchase Agreement exists) or (y) 14% per annum (while a default under the Senior Subordinated Note Purchase Agreement exists), in each case on the outstanding principal amount of the Senior Subordinated Notes (as compounded from time to time pursuant to the Senior Subordinated Notes as in effect on the date hereof).

        10.11 Mergers and Consolidations. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (or any business unit of any other Person), except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company (provided that the Company shall be the surviving corporation) or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; and (c) any Acquisition by the Company or any Wholly-Owned Subsidiary where (1) the assets acquired (in the case of an asset purchase) are for use, or the Person acquired (in the case of any other Acquisition) is engaged, solely in businesses in which the Company is permitted to engage under Section 10.21; (2) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist;
(3) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in
Section 10.6 (and, if the Designated Consideration (defined below) for any such Acquisition equals or exceeds $5,000,000, the Company shall have delivered to the Administrative Agent a certificate demonstrating such pro forma compliance, in form and substance satisfactory to the Administrative Agent); (4) in the case of the Acquisition of any Person, the Board of Directors (or similar governing body) of such Person has approved such Acquisition; (5) the Company has given the Administrative Agent notice of such Acquisition at least 10 days prior to the consummation thereof; (6) the Administrative Agent shall be satisfied that the Company will have sufficient availability under the Revolving Loan facility hereunder for the 12 months immediately following the consummation of such Acquisition and that the Company will be in compliance with all of its covenants under Section 10.6 on a pro forma basis for such period; and (7) other than with respect to a single Acquisition after the Closing Date for a Designated Consideration not in excess of $15,000,000, if the Designated Consideration for any such Acquisition equals or exceeds $10,000,000, the Required Lenders shall have consented thereto. When used in this Section, "Designated Consideration" means all consideration paid by the Company and its Subsidiaries in connection with an Acquisition (including cash and noncash purchase price, deferred or financed purchase price, noncompetition payments and any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP), but excluding consideration paid by the issuance of stock of the Company (other than Disqualified Stock).

        10.12 Sales of Assets. Not, and not permit any Subsidiary to, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for Asset Sales (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company in good faith) so long as (1) the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the immediately preceding Fiscal Year, (2) at least 85% of the proceeds of such Asset Sale are in cash and (3) the proceeds thereof are applied as set forth in
Section 6.2.2; provided that the Company shall not sell, transfer, convey or lease all or any substantial part of its assets to any Subsidiary.

        10.13 Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Lenders.

        10.14 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to pay the Debt to be Repaid, to finance the Permitted Redemption, for working capital, for Acquisitions permitted by Section 10.11, for Capital Expenditures and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

        10.15 Further Assurances. (a) Take, and cause each Subsidiary to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of Loan Documents, guaranties, security agreements, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents (i) are secured by substantially all of the assets (other than real property) of the Company and (ii) guaranteed by all of its Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Guaranty and (b) the obligations of each Subsidiary under the Guaranty are secured by substantially all of the assets (other than real property) of such Subsidiary.

        (b) Within 30 days of the Closing Date, the Company shall deliver to the Administrative Agent a waiver substantially in the form of Exhibit J (a "Landlord Waiver") from the landlord of the

Company's North 7th Street facility in San Jose, California. The Company will use commercially reasonable efforts to cause each other landlord of the Company and any Subsidiary of any real property leased by the Company or any Subsidiary on the Closing Date covering more than 20,000 square feet, to deliver to the Administrative Agent a Landlord Waiver not later than 30 days after the Closing Date, or as soon as possible thereafter. After the Closing Date, upon the Company or any Subsidiary entering into a lease of real property covering more than 20,000 square feet not covered by a Landlord Waiver referred to in the immediately preceding sentence, the Company shall deliver to the Administrative Agent a Landlord Waiver with respect to such property.

        10.16 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms that are less favorable than are obtainable from any Person which is not one of its Affiliates.

        10.17 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

        10.18 Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

             (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

        10.19 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

        10.20 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibit the Company or any Subsidiary from granting to the Administrative Agent, for the benefit of the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its assets or properties to the Company.

        10.21 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

        10.22 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

             (a) contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

             (b) in the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;

             (c) Suretyship Liabilities permitted by Section 10.7;

             (d) Cash Equivalent Investments;

             (e) bank deposits in the ordinary course of business;

             (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

             (g) loans and advances to officers and employees by means of advances against incentive compensation and for housing loans, hardship loans and relocation expenses in an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

             (h) Investments to consummate Acquisitions permitted by Section 10.11;

             (i) Investments received in lieu of cash fees for services rendered in an aggregate amount not to exceed $1,000,000 at any time; and

             (j) Investments listed on Schedule 10.22;



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

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), (g), (h) or (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

        10.23 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, the Senior Subordinated Note Purchase Agreement, the Investor Rights Agreement, any Senior Subordinated Note or any Warrant if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lenders.

        10.24 Interest Rate Protection. Enter into, not later than 90 days after the Closing Date, an interest rate protection mechanism with a term of at least three years on an ISDA standard form with one or more Lenders or Affiliates thereof or with counterparties reasonably acceptable to the Administrative Agent to hedge the interest rate with respect to not less than $35,000,000 of the principal amount of the Loans in form and substance reasonably satisfactory to the Administrative Agent.

        10.25 Fiscal Year. Not change its Fiscal Year.

        SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

        The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

        11.1 Initial Credit Extension. The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent that
(1) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, all agreements and instruments governing the Debt to be Repaid and all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated, (2) the Administrative Agent shall have completed its survey of the management information systems of the Company and shall be satisfied with the results of such survey and (3) the Administrative Agent shall have received (a) evidence, reasonably satisfactory to the Administrative Agent, that the Company has received (i) gross cash proceeds of not less than $35,000,000 from the issuance of the Senior Subordinated Notes, which shall be satisfactory in all respects to the Administrative Agent and (ii) gross cash proceeds of $10,000,000 from the issuance of its common stock pursuant to the terms of the Senior Subordinated Note Purchase Agreement; and (b) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been


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

satisfied or waived in writing by the Administrative Agent and the Required Lenders is called the "Closing Date"):

        11.1.1 Notes. The Notes.

        11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

        11.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each other Loan Party of the documents referred to in this Section 11.

        11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

        11.1.5 Security Agreement. A counterpart of the Security Agreement executed by the Company.

        11.1.6 Opinion of Counsel. The opinion of Farella, Braun & Martel LLP, substantially in the form of Exhibit G.

        11.1.7 Insurance. Evidence satisfactory to the Administrative Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as a lender's loss payee and that the Administrative Agent and the Lenders have been named as additional insureds on all related insurance policies.

        11.1.8 Copies of Documents. Copies, certified by the Secretary of the Company, of the Senior Subordinated Note Purchase Agreement, each Warrant, the Investor Rights Agreement and all material documents relating to the Permitted Redemption.

        11.1.9 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent and the Arranger to the extent invoiced prior to the Closing

Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent or the Arranger through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent).

        11.1.10 Solvency Certificate. A Solvency Certificate, substantially in the form of Exhibit H, executed by the Chief Financial Officer of the Company.

        11.1.11 Pro Forma. A consolidated pro forma balance sheet of the Company as at the Closing Date, adjusted to give effect to the consummation of the Permitted Redemption and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

        11.1.12 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company and each Subsidiary (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with
(i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 10.8) and (iii) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request.

        11.1.13 Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

        11.1.14 Closing Certificate. A certificate signed by a Vice President of the Company dated as of the Closing Date, affirming the matters set forth in
Section 11.2.1 as of the Closing Date.

        11.1.15 Certified Charters. A copy of the certificate or articles of incorporation of each Loan Party, certified by the Secretary of State of the State of incorporation of such Loan Party as of the Closing Date (or, if such certification is dated a date earlier than the Closing Date, accompanied by a certification from the Secretary or Assistant Secretary of such Loan Party to the effect that such certificate or articles have not been amended or otherwise modified since the date of certification by such Secretary of State).

        11.1.16 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

        11.2 Conditions. The obligation (a) of each Lender to make each Loan and
(b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

        11.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

             (a) the representations and warranties of the Company and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

             (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

        11.2.2 Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

        SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

        12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

        12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

        12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $1,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit (after the lapse of any applicable grace period) the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity; or any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $1,000,000 shall be required to be prepaid or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

        12.1.3 Other Material Obligations. Default (after the lapse of any applicable grace period) in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

        12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

        12.1.5 Non-Compliance with Loan Documents. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.6 through 10.12, 10.14, 10.16 and 10.21 through 10.23; or (b) failure by the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in this clause (b) for 30 days.

        12.1.6 Warranties. Any representation or warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any



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Subsidiary to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

        12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000;
(ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000.

        12.1.8 Judgments. Final judgments which exceed an aggregate of $1,000,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

        12.1.9 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Subsidiary; or any Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Subsidiary.

        12.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

        12.1.11 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

        12.1.12 Change of Control. (a) Prior to the consummation of a Qualified IPO, the Ryley Family and the Ravizza Family shall cease to collectively (i) own and control the largest combined amount (both in number and in voting power) of the outstanding voting securities of the Company, and together with employees of the Company own and control at least 50% (both in number and in voting power) of the outstanding voting securities of the Company, or (ii) together with the "Purchasers" (under and as defined in the Senior Subordinated Note Purchase Agreement as in effect on the date hereof), have the right to elect a majority of the board of directors of the Company. When used herein, (i) "Ryley Family" means James S. Ryley and W. Eugene Ryley, the current and past spouses of such persons and


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the lineal descendants of such persons, and trusts for the benefit of any of the foregoing, and charitable trusts or organizations who received their interest in the Company as a gift from or in connection with the death of any person who is a deemed to be a member of the Ryley Family under this clause, (ii) "Ravizza Family" means Eugene A. Ravizza, such person's past and current spouse and such person's lineal descendants, trusts for the benefit of any of the foregoing, and charitable trusts or organizations who received their interest in the Company as a gift from or in connection with the death of any person who is a deemed to be a member of the Ravizza Family under this clause and (iii) "Qualified IPO" means an underwritten initial public offering involving shares of common stock of the Company where the Net Cash Proceeds received by the Company are at least $50,000,000.

        (b) From and after the consummation of a Qualified IPO, (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any member of the Ryley Family or the Ravizza Family) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 20% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or (ii) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members. For purposes of the foregoing, "Continuing Member" means a member of the Board of Directors of the Company who either (i) was a member of the Company's Board of Directors on the day before the consummation of the Qualified IPO (the "IPO Date") and was such continuously thereafter or (ii) became a member of such Board of Directors after the day before the IPO Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

        12.1.13 Conduct of Business. The Company or any Subsidiary voluntarily suspends transaction of its business or is enjoined, restrained or in any way prevented by court order or decree from conducting any material part of its business.

        12.1.14 Bonding Arrangements. The Company or any Subsidiary breaches or defaults with respect to the terms of one or more bonded contracts if the effect of such breach or default is to cause one or more Persons issuing bonds for the Company or any Subsidiary to take possession of the work under contracts which are subject to bonds aggregating $1,000,000 or more with respect to unfinished work.

        12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other



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obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.

        SECTION 13 THE AGENTS.

        13.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 13.9 appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints Union Bank of California, N.A. as Documentation Agent for the Lenders. The Documentation Agent, in its capacity as such, shall have no rights or duties hereunder or under any other Loan Document. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. The Lenders specifically authorize the Administrative Agent to execute and deliver any intercreditor agreement referred to in Section 10.8(b).

        (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 13 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 13, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.



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        (c) The Swing Line Lender shall have all of the benefits and immunities
(i) provided to the Administrative Agent in this Section 13 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Administrative Agent", as used in this Section 13, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

        13.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        13.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        13.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or


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failure to act pursuant thereto shall be binding upon all of the Lenders.

        (b) For purposes of determining compliance with the conditions specified in Section 11.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

        13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

        13.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.



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        13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the repayment of the Loans, the termination of the Letters of Credit, cancellation of the Notes and any termination of this Agreement and the resignation or replacement of the Administrative Agent.

        13.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent, the Issuing Lender or the Swing Line Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans, BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Administrative Agent, the Issuing Lender or the Swing Line Lender, and the terms "Lender" and "Lenders" include BofA and its Affiliates, to the extent applicable, in their individual capacities.

        13.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders, after consultation with the Company, shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring


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Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, after consultation with the Company, appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Lenders unless BofA shall also simultaneously be replaced as an "Issuing Lender" and the "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

        Anything in this Agreement to the contrary notwithstanding, any company into which the Administrative Agent may be merged or converted or with which the Administrative Agent may be consolidated, or any company resulting from any merger, conversion or consolidation to which the Administrative Agent may be a party, or any company to which the Administrative Agent may sell or transfer all or substantially all of its agency relationships shall be the successor to the Administrative Agent without the execution or filing of any paper or further act.

        13.10 Withholding Tax.

             (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                         (i) if such Lender claims an exemption from, or a
                    reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                         (ii) if such Lender claims that interest paid under
                    this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;



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                         (iii) if such Lender is not a "bank" within the meaning
                    of Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form 1001 or W-8ECI, such Lender shall deliver
                    (A) a certificate substantially in the form of Exhibit I and
                    (B) two properly completed and signed copies of IRS Form W-8 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement; and

                         (iv) such other form or forms as may be required under
                    the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

        Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

             (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

             (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

             (e) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative

        Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs for the Administrative Agent). The obligation of the Lenders under this subsection shall survive the expiration or termination of this Agreement and payment of the Notes and other liabilities of the Company hereunder and the resignation or replacement of the Administrative Agent.

             (f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8 and a certificate in the form of Exhibit I and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form W-8 and certificate in the form of Exhibit I as no longer valid.

        13.11 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to (a) execute and deliver a subordination agreement with respect to any Lien granted to or held by the Administrative Agent upon the collateral granted pursuant to the Collateral Documents to the extent the Lien to which such Lien is subordinated is expressly permitted by clause (d) of Section 10.8 or (b) release any Lien granted to or held by the Administrative Agent upon any collateral granted pursuant to the Collateral Documents (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and under the other Loan Documents; (ii) constituting property (including stock of a Subsidiary) sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or the applicable Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or a Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; or (v) subject to the third sentence of Section 14.1, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 13.11.

        13.12 Funding Reliance. (a) Unless the Administrative Agent receives notice from a Lender by 12:00 P.M., San Francisco time, on the day of a proposed borrowing that such Lender will not make available to the Administrative Agent the amount which would constitute its pro rata share of such borrowing in accordance with Section 2.2.2, the Administrative Agent may (but shall not be so required)


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assume that such Lender has made such amount available to the Administrative
Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made any such amount available to the Administrative Agent, such Lender and the Company jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

        (b) Unless the Administrative Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Administrative Agent may (but shall not be so required) assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Administrative Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at the Alternate Base Rate (or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

        SECTION 14 GENERAL.

        14.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) increase the Commitment of any Lender, (ii) extend the date for payment of any principal of or interest on any Loan or any fees payable hereunder or (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without, in each case, the consent of each Lender directly affected thereby; no amendment, modification, waiver or consent shall (x) release all or substantially all the Subsidiaries party thereto from the Guaranty or all or substantially all of the collateral granted under the Collateral Documents or (y) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provision of Section 13 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

        14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

        14.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent and the Swing Line Lender shall be entitled to rely on telephonic instructions from any person that the Administrative Agent or the Swing Line Lender in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Administrative Agent, the Swing Line Lender and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

        14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

        14.5 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

        14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to
Section 10.2. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

        14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

        14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

        14.9 Assignments; Participations.

        14.9.1 Assignments. Any Lender may, with the prior written consents of the Issuing Lender and the Administrative Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates), at any time assign and delegate to one or more Eligible Assignees (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Percentage of the Revolving Commitment Amount plus the unpaid amount of such Lender's Term Loan and (ii) $5,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

             (x) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

             (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit F (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent, and

             (z) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Administrative Agent (for delivery to the Assignee) a Note. Each such Note shall be dated the effective date of such assignment. Accrued interest on that part of the assigning Lender's Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the assigning Lender's Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

        Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

        14.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the third sentence of
Section 14.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section
7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold).

        14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the laws of the State of California applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

        14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

        14.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

        14.13 Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person.

        All obligations provided for in this Section 14.13 shall survive repayment of the Loans, termination of the Letters of Credit, cancellation of the Notes and any termination of this Agreement.

        14.14 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        14.15 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        14.16 Automatic Debits of Interest and Fees. With respect to any interest, commitment fee, arrangement fee, agency fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Swing Line Lender or the Issuing Lender under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off. BofA shall notify the Company of any such debit.

        14.17 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions in accordance with its standard procedures and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary under this Agreement or any other Loan Document, except to the extent such information
(i) was or becomes generally available to the public other than as a result of disclosure by such Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender); provided, however, that any Lender may disclose such information
(A) at the request or pursuant to any requirement of any governmental authority to which such Lender is subject or in connection with an examination of such Lender by any such authority, (B) pursuant to subpoena or other court process,
(C) when required to do so in accordance with the provisions of any applicable law, (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (F) to such Lender's independent auditors and other professional advisors, provided that such professional advisor agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder,
(G) to any Participant or Assignee, actual or potential, or to direct or indirect contractual counterparties to swap agreements or such contractual counterparties' professional advisors provided that such Person or contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate, (I) to its Affiliates, (J) to the National Association of Insurance Commissioners or any similar organization and (K) to any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued to such Lender.

Delivered as of the day and year first above written.

                                      CUPERTINO ELECTRIC, INC.


                                      By /s/ James S. Ryley
                                        ----------------------------------------

                                      Title President
                                           -------------------------------------

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent

                                      By /s/ KEN PURO
                                        ----------------------------------------

                                      Title Vice President
                                           -------------------------------------

                                      BANK OF AMERICA, N.A., as Issuing Lender,
                                      Swing Line Lender and as a Lender

                                      By  /s/  JOHN PLECQUE
                                        ----------------------------------------

                                      Title  Senior Vice President
                                           -------------------------------------

                                      UNION BANK OF CALIFORNIA, N.A., as
                                      Documentation Agent and as a Lender

                                      By  /s/  ROBERT GARNETT
                                        ----------------------------------------

                                      Title Regional Vice President
                                           -------------------------------------

                                      FLEET NATIONAL BANK


                                      By /s/ JEFFREY KINNEY
                                        ----------------------------------------

                                      Title Vice President
                                           -------------------------------------

                                      IBM CREDIT CORPORATION


                                      By  /s/ RONALD J. BACHNER
                                        ----------------------------------------

                                      Title  Manager Com. & Specialty Financing
                                           -------------------------------------

                                      GREATER BAY CORPORATE FINANCE, A
                                      DIVISION OF CUPERTINO NATIONAL BANK


                                      By /s/ DANIEL D. MCCARTNEY
                                        ----------------------------------------

                                      Title Vice President
                                           -------------------------------------

                                      THE BANK OF NOVA SCOTIA


                                      By /s/ ELENA F. DION
                                        ----------------------------------------

                                      Title Director
                                           -------------------------------------

                                      BANK HAPOALIM B.M.


                                      By /s/ DAN JOZEFOU
                                        ----------------------------------------

                                      Title Vice President
                                           -------------------------------------

                                      NATIONAL CITY BANK


                                      By  /s/  TOM GURBACH
                                        ----------------------------------------

                                      Title  Vice President
                                           -------------------------------------